As filed with the Securities and Exchange Commission on December 7, 2001

                                               Registration No. 333-________
 ============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           PEGASUS SOLUTIONS, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                          75-2605174
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                   3811 Turtle Creek Boulevard, Suite 1100
                             Dallas, Texas 75219
             (Address of Principal Executive Offices)  (Zip Code)

            Pegasus Solutions, Inc. 1997 Amended Stock Option Plan
                           (Full title of the plan)

                              John F. Davis, III
                           Pegasus Solutions, Inc.
                   3811 Turtle Creek Boulevard, Suite 1100
                             Dallas, Texas 75219
                                (214) 528-5656
          (Name, address and telephone number, including area code,
                            of agent for service)

                                  Copies to:
                              Whit Roberts, Esq.
                           Locke Liddell & Sapp LLP
                         2200 Ross Avenue, Suite 2200
                             Dallas, Texas 75201
                                (214) 740-8000


                       CALCULATION OF REGISTRATION FEE
===============================================================================
    Title Of    Maximum       Proposed Maximum  Proposed Maximum   Amount of
 Securities To  Amount To Be  Offering Price    Aggregate          Registration
 Be Registered  Registered    Per Share(1)      Offering Price(1)  Fee(1)
 -------------  ------------  ----------------  -----------------  ------------
 Common Stock,   3,214,728         $12.86        $41,341,402.08     $9,880.60
$0.01 par value    shares
===============================================================================

 (1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of a share of the Registrant's Common Stock as reported by the Nasdaq National Market on November 30, 2001.

      In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of the Registrant's Common Stock issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                               Explanatory Note

      This Registration Statement is being filed to register additional shares of Common Stock for the Pegasus Solutions, Inc. 1997 Amended Stock Option Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement Number 333-40033, which relates to the Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Item 1:   Plan Information.

      The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8.

 Item 2:   Registrant Information and Employee Plan Annual Information.

      The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.


                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

 ITEM 8.  Exhibits.

  Exhibit   Description
   Number
  -------   -----------

    5.1*    Opinion of Locke Liddell & Sapp LLP.
   23.1*    Consent of Counsel (included in opinion filed as Exhibit 5.1).
   23.2*    Consent of Independent Accountants.
   24.1*    Power of Attorney (see signature page).
 ___________
 *    Filed herewith.


 ITEM 9.  Undertakings.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


 Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)  To remove from registration by means of a post-effective amendment
 any  of  the  securities  being  registered  which  remain  unsold  at   the
 termination of the offering.

      (4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 7th day of December, 2001.


                                    PEGASUS SOLUTIONS, INC.

                                    By:  /s/ John F. Davis, III
                                         ------------------------------------
                                         John F. Davis, III
                                         Chairman and Chief Executive Officer


                             POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, John F. Davis, III, Susan K. Cole and Ric Floyd, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                     Title                         Date
 ---------------------------   ---------------------------   ----------------

 /s/ JOHN F. DAVIS, III        Chief Executive Officer and
 ----------------------        Chairman (Principal           December 7, 2001
 John F. Davis, III            Executive Officer)

 /s/ SUSAN K. COLE             Chief Financial Officer
 -----------------             (Principal Financial and      December 7, 2001
 Susan K. Cole                 Accounting Officer)

 /s/ MICHAEL A. BARNETT        Director                      December 7, 2001
 ----------------------
 Michael A. Barnett

 /s/ ROBERT B. COLLIER         Director                      December 7, 2001
 ---------------------
 Robert B. Collier

 /s/ WILLIAM C. HAMMETT, JR.   Vice Chairman and Director    December 7, 2001
 ---------------------------
 William C. Hammett, Jr.

 /s/ THOMAS F. O'TOOLE         Director                      December 7, 2001
 ---------------------
 Thomas F. O'Toole

 /s/ JEFFREY A. RICH           Director                      December 7, 2001
 -------------------
 Jeffrey A. Rich

 /s/ BRUCE W. WOLFF            Director                      December 7, 2001
 ------------------
 Bruce W. Wolff

                         INDEX TO EXHIBITS


  Exhibit   Description
   Number
  -------   -----------
    5.1*    Opinion of Locke Liddell & Sapp LLP.
   23.1*    Consent of Counsel (included in opinion filed as Exhibit 5.1).
   23.2*    Consent of Independent Accountants.
   24.1*    Power of Attorney (see signature page).
 ___________
 *    Filed herewith.